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                                                                    EX 99.B6(a)




                             UNDERWRITING AGREEMENT


     AGREEMENT made as of this 4th day of January, 1996 between KEMPER TARGET EQUITY FUND, a Massachusetts business trust (hereinafter called the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation (hereinafter called the "Underwriter");

                              W I T N E S S E T H:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. The Fund hereby appoints the Underwriter its agent for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.

     2. The Underwriter hereby accepts appointment as agent for the distribution of the shares of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Agreement and Declaration of Trust of the Fund.

     3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

     4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares


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whenever, in its sole discretion, it deems such action to be desirable.

     5. The Underwriter shall sell shares of the Fund to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the Securities Act (and related prospectus), as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. It is mutually agreed that, in addition to sales made by it as agent of the Fund, the Underwriter may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have dealer selling group agreements.

     6. Shares of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share plus a distribution charge in the amount set forth in the then current prospectus of the Fund relating to such shares. The net asset value per share shall be determined in the manner and at the times set forth in the then current prospectus of the Fund relating to such shares.

     7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares. The excess, if any, of the sales price over the net asset value of the shares of the Fund sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission the Underwriter may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

     8. The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of issuance of shares, the Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.


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     9.   The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

     10. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and that it will furnish the Fund with copies of all such material.

     11. The Underwriter shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, or authorize any dealers or others to make: (a) any short sales of shares of the Fund; or (b) any sales of such shares to any trustee or officer of the Fund or to any officer or director of the Underwriter or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any such corporation or association, unless such sales are made in accordance with the then current prospectus relating to the sale of such shares.

     12. The Underwriter, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund.

     13. In selling or reacquiring shares of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Agreement and Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given to the Underwriter) which at the time in


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any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

     14. The Underwriter will require each dealer to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither the Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

     15. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Underwriter under this Agreement. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of any registration of the Fund and its shares under the United States securities laws and expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. The Underwriter will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement, prospectus or report or other communication to shareholders in their capacity as such), (b) expenses of advertising in connection with such offering and (c) expenses (other than the Fund's auditing expenses) of qualifying or continuing the qualification of the shares for sale and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

     16. This agreement shall become effective on the date hereof and shall continue in effect until April 1, 1996 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such

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event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

     17. This agreement shall automatically terminate in the event of its assignment.

     18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

     19. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and the property of the Fund. With respect to any claim by the Underwriter for recovery of any liability of the Fund arising hereunder allocated to a particular series of the Fund, if there be more than one, whether in accordance with the express terms hereof or otherwise, the Underwriter shall have





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recourse solely against the assets of that series to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

     IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on the day and year first above written.


                                                 KEMPER TARGET EQUITY FUND


                                                 By:  /s/ John E. Peters
                                                    ----------------------------
                                                 Title:  Vice President
                                                       -------------------------

Attest:  /s/ Philip J. Collora
        ----------------------------
Title:  Secretary
       -----------------------------

                                                       KEMPER DISTRIBUTORS, INC.


                                                 By:  /s/ Patrick H. Dudasik
                                                    ----------------------------
                                                 Title:  Chief Financial Officer
                                                       -------------------------
                                                                   and Treasurer

Attest:  /s/ David F. Dierenfeldt
        ----------------------------
Title:  Secretary
       -----------------------------










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